Exhibit 99.1


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Ford Motor Credit Company                                             One American Road
                                                                      P.O. Box 1732
                                                                      Dearborn, MI  48121

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To:              The Bank of New York, as                       JPMorgan Chase Bank, N.A., as
                 Owner Trustee under the                        Indenture Trustee under the
                 Trust Agreement dated as of                    Indenture dated as of
                 August 1, 2001                                 August 1, 2001
                 Attn: ABS Finance Unit                         Attn: Corporate Trust Department
                 101 Barclay Street - 8th Floor West            Institutional Trust Services
                 New York, NY 10286                             4 New York Plaza - 6th Floor
                                                                New York, NY  10004

Re:              Ford Credit Floorplan Master Owner Trust A, Series 2005-1


                                               OFFICER'S CERTIFICATE

                                     SERVICER'S ANNUAL STATEMENT AS TO COMPLIANCE

                The undersigned officer of Ford Motor Credit Company (the "Company"), does hereby advise you pursuant to (i) Section 3.05 of the Second Amended and Restated Transfer and
        Servicing Agreement, dated as of September 1, 2005, among the Company, Ford Credit Floorplan
        Master Owner Trust A ("MOTA") and Ford Credit Floorplan Corporation, (ii) Section 3.05 of the
        Second Amended and Restated Transfer and Servicing Agreement, dated as of September 1, 2005, among the Company, MOTA and Ford Credit Floorplan LLC and (iii) Section 3.05 of the Second
        Amended and Restated Transfer and Servicing Agreement, dated as of September 1, 2005, among the Company, Ford Credit Floorplan Master Owner Trust B and Ford Credit Floorplan Corporation
        (collectively the "Agreements") that:

        1.       A review of the activities of the Company and of its performance under the Agreements during the period from January 1, 2005 to December 31, 2005 has been made under my supervision.

        2.       Based on this review and to the best of my knowledge, the Company has fulfilled in all material respects its obligations under the Agreements during the aforementioned period.



                                                       By:/s/ David Brandi
                                                              ----------------------------
                                                              Assistant Treasurer

Dated as of December 31, 2005


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